Exhibit 99.1

CVB Financial Corp.

701 North Haven Ave., Suite 350

Ontario, CA 91764

(909) 980-430

Press Release	Contact:	Christopher D. Myers
For Immediate Release		President and Chief Executive Officer
(909) 980-4030

CVB Financial Corp. Comments on Planned Stock Sales by George Borba Family Trust

Ontario, CA, February 5, 2013 – CVB Financial Corp. (NASDAQ: CVBF) noted today that it is aware of certain contemplated sales of CVBF stock by the family trust established by CVBF’s founder and former Chairman, George Borba, who passed away in October, 2012. The Trust filed a Form 144 indicating its intention to sell up to 2,000,000 shares of CVBF in open market sales over an extended period and in compliance with the volume and other limitations imposed by Securities and Exchange Commission (SEC) Rule 144.

The Company understands that the planned sales by the Borba Family Trust are being made at this time for tax and estate planning purposes. The Trust’s stock position in CVBF, which totals approximately 11% of the Company’s outstanding shares (based on the family’s most recent Schedule 13G filed with the SEC), was accumulated by George Borba over a period of approximately 38 years.

CVBF does not have any reason to believe that these sales by the Borba family will have any material impact on the Company’s business strategies, plans or results.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $6.4 billion. Citizens Business Bank serves 41 cities with 40 Business Financial Centers, five Commercial Banking Centers and three trust office locations serving the Inland empire, Los Angeles County, Orange County and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the Our Investors tab.

Safe Harbor

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to (i) the Company’s current business plans and expectations regarding future plans and operating results and (ii) the Company’s current understandings with respect to any actual or contemplated sales of the Company’s common stock by the family of the Company’s former chairman, George Borba, based on statements made to the Company by the family and its financial and legal advisers. These forward-looking statements are subject to risks and uncertainties that could cause actual plans, results, performance or achievements to differ materially from those stated or projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic conditions and events and the impact they may have on the Company , the Company’s customers, and/or the price and trading volumes of the Company’s common stock; our ability to attract deposits and other sources of liquidity; oversupply of property inventory and continued deterioration in values of California real estate, both residential and commercial; a prolonged slowdown or decline in construction activity; changes in the financial performance and/or condition of our borrowers; changes in the level of non-performing assets and charge-offs; the cost or effect of acquisitions we may make; the effect of changes in laws and regulations (including laws, regulations and judicial decisions concerning financial reform, taxes, banking, securities, employment, executive compensation, insurance, and information security) with which we and our subsidiaries must comply; changes in estimates of future reserve requirements and minimum capital requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; inflation, interest rate, securities market and monetary fluctuations; cyber-security threats including loss of system functionality or theft or loss of data; political instability; acts of war or terrorism, or natural disasters, such as earthquakes, or the effects of pandemic flu; the timely development and acceptance of new banking products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowing and savings habits; technological changes including but not limited to the development and acceptance of mobile banking applications; the ability to increase market share, retain customers and control expenses; changes in the competitive environment among financial and bank holding companies and other financial service providers; continued volatility in the credit and equity markets and its effect on the general economy; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, management, compensation and benefit plans, and our ability to retain or expand our management team; the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; our success at managing the risks involved in the foregoing items and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2011, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

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